Exhibit 99.1

GlobalSCAPE, Inc. Selected as a 2017 Top Workplace in San Antonio
Seventh Year to Receive Local Workplace Award from the San Antonio Express-News

SAN ANTONIO – October 23, 2017 – GlobalSCAPE, Inc. (NYSE American: GSB), a worldwide leader in the secure movement and integration of data, today announced that the Company has been named a 2017 Top Workplace by the San Antonio Express-News. This is the seventh year that Globalscape has been selected for this distinction, the results of which were based on feedback from anonymous employee surveys conducted by Energage, formerly Workplace Dynamics.

Among a competitive salary and benefits package, Globalscape offers its employees a number of programs to best support their career, technical knowledge or skills and provide a rewarding workplace. On top of quarterly company updates and tuition or training assistance, Globalscape offers monthly employee appreciation lunches, weekly breakfasts, dry cleaning pick up and drop off at the office, internal tools to share recognition for team members or individuals, discounted gym memberships and the ability to participate in volunteer opportunities.

The Company also has a number of programs like the individual career development initiative that helps employees determine their desired career path, pairs them with a mentor and identifies where they may need additional training or support to achieve their goals. This year, Globalscape also rolled out the Think Change initiative to offer employees a way to present new ideas or programs that might help the Company continue to grow, including identifying more efficient processes, offer ideas for new features or functionality for its product portfolio or even share thoughts around new employee benefits.

This is the eighth year for the San Antonio Express-News to team up with Energage, an independent research firm, to recognize the best places to work in the San Antonio area. Winning employers are chosen through employee surveys on a variety of workplace topics. Survey results are verified by an independent organization.

The winners were announced at an awards luncheon held at the Grand Hyatt in San Antonio on October 19, 2017. The winners also were revealed to the San Antonio area in the Top Workplaces special section which published in the Express-News on Sunday, October 22, 2017.

Supporting Quote:
Andrea Farmer, Vice President of Human Resources at Globalscape
"We have an ongoing effort to identify new or improved ways to best support our employees. Being selected as a Top Workplace in San Antonio for the seventh time affirms that these efforts are recognized and appreciated by our employees. However, we will continue to enhance programs that our employees value, as we develop new initiatives that might serve their short- and long-term needs. We are fortunate to work for an organization and leadership team that is always open to these new ideas or programs, as we all work together to create and maintain the best workplace possible for our employees and our community."

For more information on Globalscape or its current job openings, please visit https://www.globalscape.com/careers.

About Globalscape
GlobalSCAPE, Inc. (NYSE American: GSB) is a worldwide leader in the secure movement and integration of data. Through Globalscape's powerful yet intuitive technology, organizations can accelerate their digital transformation and maximize their potential by unleashing the power of data. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," "expect," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2016 fiscal year, filed with the Securities and Exchange Commission on March 27, 2017.

Globalscape Press Contact
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

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